                                                                  EXHIBIT (a)(7)

     THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO CANADA, AUSTRALIA OR JAPAN.

     Bear, Stearns International Limited, which is regulated in the United Kingdom by The Securities and Futures Authority Limited in the conduct of its investment business and Bear, Stearns & Co. Inc. are acting exclusively for GTS and no one else in connection with the offer and will not be responsible under the regulations of The Securities and Futures Authority Limited to anyone other than GTS for providing the protections afforded to customers of either Bear Stearns entity nor for giving advice in relation to the offer. The provisions of this paragraph are not intended to disclaim any liability of either Bear Stearns entity under U.S. securities laws.
--------------------------------------------------------------------------------

                               OFFER TO PURCHASE

                         ALL AMERICAN DEPOSITARY SHARES
    EACH REPRESENTING SEVEN ORDINARY SHARES, PAR VALUE (POUND)0.01 PER SHARE
                                       OF

                            ESPRIT TELECOM GROUP PLC

                                       BY

                      BEAR, STEARNS INTERNATIONAL LIMITED

                                      AND

                            BEAR, STEARNS & CO. INC.

                                   ON BEHALF
                                       OF

                         GLOBAL TELESYSTEMS GROUP, INC.

THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 3:00 P.M. (LONDON
TIME), 10:00 A.M. (NEW YORK CITY TIME), ON THURSDAY, MARCH 4, 1999, UNLESS EXTENDED. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS HAVE BEEN SATISFIED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF ESPRIT TELECOM ORDINARY SHARES AND ESPRIT TELECOM ADSS, AS THE CASE MAY BE, WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD, EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES.

To Our Clients:

     Enclosed for your consideration are an Offering Circular/Proxy Statement/Prospectus, dated February 2, 1999 (the "Offering Circular/Proxy Statement/Prospectus"), and a related Letter of Transmittal and a Notice of Guaranteed Delivery in connection with the offer by Global TeleSystems Group, Inc., a Delaware corporation ("GTS"), to acquire all the issued and outstanding Ordinary Shares, one pence per share par value (the "Esprit Telecom Ordinary Shares") and American Depositary Shares of Esprit Telecom, each representing seven Esprit Telecom Ordinary Shares ("Esprit Telecom ADSs"), of Esprit Telecom Group plc, a corporation organized under the laws of England and Wales ("Esprit Telecom") for new shares of GTS common stock, $0.10 par value per share (a "GTS Stock"), at an exchange ratio of
0.1271 of a share of GTS Stock for each Esprit Telecom Ordinary Share and 0.89 of a share of GTS Stock for each Esprit Telecom ADS, upon the terms and subject to the conditions set forth in the Offering Circular/Proxy Statement/ Prospectus (the "Offer"), and in the related Form of Acceptance, Letter of Transmittal and Notice of Guaranteed Delivery. Terms used in this document to the extent not defined herein, have the same meaning as in the Offering Circular/Proxy Statement/Prospectus.

     We are the holder of record of Esprit Telecom ADSs evidenced by Esprit Telecom ADRs held by us for your account. A TENDER OF SUCH ESPRIT TELECOM ADSS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ESPRIT TELECOM ADSS HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Ordinary Shares and ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The Offer is being made for all Esprit Telecom Ordinary Shares and Esprit Telecom ADSs evidenced by Esprit Telecom ADRs.

          2. The Offer is on the terms and subject to the Conditions set forth in the Offering Circular/Proxy Statement/Prospectus.

          3. The Initial Offer Period of the Offer will expire at 3:00 p.m. (London time), 10:00 a.m. (New York City time), on March 4, 1999, unless extended (in accordance with the terms thereof).

          4. At the conclusion of the Initial Offer Period, including any extension thereof, if all Conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days.

          5. Esprit Telecom ADS holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of Esprit Telecom ADSs evidenced by Esprit Telecom ADRs to Acquiror.

     If you wish to have us tender any or all of your Esprit Telecom Ordinary Shares or Esprit Telecom ADSs, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Esprit Telecom Ordinary Shares or Esprit Telecom ADSs, all such Esprit Telecom Ordinary Shares or Esprit Telecom ADSs will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is made solely by the Offering Circular/Proxy Statement/Prospectus and the Acceptance Forms, and is being made to all holders of Ordinary Shares and ADSs. Acquiror is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Acquiror becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Esprit Telecom Ordinary Shares and Esprit Telecom ADSs pursuant thereto, Acquiror will make a good faith effort to comply with such state statute. If, after such good faith effort, Acquiror cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Esprit Telecom Ordinary Shares and Esprit Telecom ADSs in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Acquiror by Bear, Stearns International Limited or Bear, Stearns & Co. Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE
      ALL OUTSTANDING ORDINARY SHARES AND ADSs OF ESPRIT TELECOM GROUP PLC
        FOR NEW SHARES OF COMMON STOCK OF GLOBAL TELESYSTEMS GROUP, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular/Proxy Statement/Prospectus, dated February 2, 1999 (the "Offering Circular/Proxy Statement/Prospectus"), and a related Letter of Transmittal in connection with the offer by Global TeleSystems Group, Inc., a Delaware corporation (the "Acquiror"), to acquire all the issued and outstanding Ordinary Shares, one pence (the "Esprit Telecom Ordinary Shares") and American Depositary Shares ("Esprit Telecom ADSs") of Esprit Telecom Group plc (the "Offer"), a corporation organized under the laws of England and Wales (the "Company"), at an exchange ratio of 0.1271 of a share of the Acquiror's Common Stock for each Ordinary Share and 0.89 of a share of Acquiror's Common Stock for each ADS.

     This will instruct you to tender the number of Esprit Telecom ADSs indicated below (or, if no number is indicated below, all Esprit Telecom ADSs) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

--------------------------------------------------------

NUMBER OF ESPRIT TELECOM ADSs TO BE TENDERED:                  SIGN HERE
--------------------------------- ADSs*                        ---------------------------------------
--------------------------------------------------------       ---------------------------------------
DATED:                          , 1999                         SIGNATURE(S)
                                                               ---------------------------------------
                                                               ---------------------------------------
                                                               PLEASE TYPE OR PRINT NAME(S)
                                                               ---------------------------------------
                                                               ---------------------------------------
                                                               PLEASE TYPE OR PRINT ADDRESS
                                                               ---------------------------------------
                                                               AREA CODE AND TELEPHONE NUMBER
                                                               ---------------------------------------
                                                               TAXPAYER IDENTIFICATION OR SOCIAL
                                                               SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all Esprit Telecom ADSs held by us for your account are to be tendered.

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